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Exhibit 10.16

BASIC ENERGY SERVICES, INC.

FORM OF RESTRICTED STOCK GRANT AGREEMENT

Grantee:

        1.    Grant of Stock.    As of the Grant Date (identified in Section 12 below), Basic Energy Services, Inc. (formerly BES Holding Co.), a Delaware corporation (the "Company"), hereby grants to the Grantee (identified above), an employee of the Company, the number of shares of the Company's common stock, $0.01 par value per share (the "Common Stock") identified in Section 12) below (the "Shares"), subject to the terms and conditions of this agreement (the "Agreement") and the Amended and Restated Basic Energy Services, Inc. 2003 Incentive Plan (the "Plan"). The Plan is hereby incorporated in this Agreement in its entirety by reference. The Shares, when delivered to Grantee upon expiration of the vesting period, shall be fully paid and nonassessable.

        2.    Definitions.    All capitalized terms used herein shall have the meanings set forth in the Plan unless otherwise provided herein. Section 12 below sets forth meanings for certain of the capitalized terms used in this Agreement.

        3.    Vesting Term.    The Shares granted to Grantee hereunder on the Grant Date (identified in Section 12 below) will vest in Grantee at the rate of [            %] per year on each                         (commencing                        , 200    ).

        4.    Grant Price.    No consideration shall be payable by the Grantee to the Company for the Shares.

        5.    Restriction on Shares.    The Shares granted to Grantee hereunder shall be retained in the possession of the Company until vested in the Grantee as provided in Sections 3 and 12 hereof. All unvested shares will be forfeited by the Grantee if the Grantee's employment with the Company is terminated by the Company for "cause" before the Shares are vested or if the Grantee terminates his employment with the Company before the Shares are vested for any reason other than "good cause" or as a result of a "change of control" as such terms ("cause", "good cause" and "change of control") are defined in the employment agreement in effect between the Grantee and the Company as of the date hereof. At such time as the vesting period is satisfied, the Shares no longer subject to forfeiture will be delivered to the Grantee. From and after the date of this Grant and prior to any forfeiture of the Shares, the Grantee shall be entitled to vote the Shares and shall be entitled to receive any cash dividends payable on the Shares. Any stock dividends applicable to the Shares shall be retained by the Company until the vesting period of the Shares on which the stock dividend was issued is satisfied.

        6.    Independent Legal and Tax Advice.    Grantee acknowledges that the Company has advised Grantee to obtain independent legal and tax advice regarding the grant of the Shares and any disposition of any such Shares.

        7.    Reorganization of Company.    The existence of the Grant shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Company's capital structure or its business, or any merger or consolidation of the Company, or any issue or bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        8.    Investment Representation.    Grantee will enter into such written representations, warranties and agreements as Company may reasonably request in order to comply with any federal or state securities law. Moreover, any stock certificate for any Shares issued to Grantee hereunder may contain a legend restricting their transferability as determined by the Company in its discretion. Grantee agrees that Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of Shares hereunder to comply with any law, rule or regulation that applies to the Shares subject to the Grant.

        9.    No Guarantee of Employment.    The Grant shall not confer upon Grantee any right to continued employment with the Company or any Affiliate thereof.

        10.    Withholding of Taxes.    The Grantee shall have the responsibility of discharging all taxes (state and federal) owed by the Grantee as a result of the Grant.

        11.    General.

          (a)    Notices.    All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their signatures below or at such other address as may be designated in writing by either of the parties to one another, or to their permitted transferees if applicable. Notices shall be effective upon request.

          (b)    Transferability of Grant.    The rights of the Grantee pursuant to this Agreement are not transferable by Grantee. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, obligations or torts of Grantee or any permitted transferee thereof.

          (c)    Amendment and Termination.    No amendment, modification or termination of the Grant or this Agreement shall be made at any time without the written consent of Grantee and the Company.

          (d)    No Guarantee of Tax Consequences.    The Company and the Committee make no commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under the Grant. The Grantee has been advised and been provided the opportunity to obtain independent legal and tax advise regarding the grant and exercise of the Grant and the disposition of any Shares acquired thereby.

          (e)    Severability.    In the event that any provision of this Agreement shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal, invalid or unenforceable provision had not been included therein.

          (f)    Supersedes Prior Agreements.    This Agreement shall supersede and replace all prior agreements and understandings, oral or written, between the Company and the Grantee regarding the grant of the Shares covered hereby.

          (g)    Governing Law.    The Grant shall be construed in accordance with the laws of the State of Texas without regard to its conflict of law provisions, to the extent federal law does not supersede and preempt Texas law.

          (h)    No Trust or Fund Created.    This Agreement shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Grantee or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliates pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Affiliate.

          (i)    Other Laws.    The Company retains the right to refuse to issue or transfer any Shares if it determines that the issuance or transfer of such Shares might violate any applicable law or regulation or entitle the Company to recover under Section 16(b) of the Securities Exchange Act of 1934.

        12.    Definitions and Other Terms.    The following capitalized terms shall have those meanings set forth opposite them:

(a)	Grantee:
(b)	Grant Date:	, 200
(c)	Shares:	Shares of the Company's Common Stock
(d)	Vesting:	The Shares shall vest in [ increments (i.e., Shares on , Shares on , Shares on and Shares on ].

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee has hereunto executed this Agreement as of the same date, to be effective as of                        , 200    .

BASIC ENERGY SERVICES, INC.
By:

Name:

Title:

Address for Notices:
Basic Energy Services, Inc. 400 West Illinois, Suite 800 Midland, Texas 79701 Fax: (432) 620-5501 Attn: President
GRANTEE

Address for Notices:
Fax:

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BASIC ENERGY SERVICES, INC. FORM OF RESTRICTED STOCK GRANT AGREEMENT Grantee